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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the Pre-Effective Amendment No. 1 to Registration Statement on Form S-4 of Dresser Industries, Inc. (33-54099) of our report dated March 3, 1992 on our audits of the financial statements and financial statement schedules of Baroid Corporation and Subsidiaries as of and for the year ended December 31, 1991. We also consent to the reference to our firm under the caption "Experts".

                                            Coopers & Lybrand

Houston, Texas
July 5, 1994